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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-156725 and 333-191405) of Summer Infant, Inc. and Registration Statement (No. 333-164241) on Form S-3/A of Summer Infant Inc. of our report dated March 11, 2014, relating to our audits of the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K of Summer Infant, Inc. for the year ended December 31, 2013.

/s/ McGladrey LLP
McGladrey LLP Boston, MA March 11, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm